As filed with the Securities and Exchange Commission on May 12, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Chicago Bridge & Iron Company N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Oostduinlaan 75
2596 JJ The Hague, The Netherlands
(Address of Principal Executive Offices)
2009 Amendment to Chicago Bridge & Iron 2001 Employee Stock Purchase Plan
(Full title of the plan)

David A. Delman
2103 Research Forest Drive
The Woodlands, Texas 77380-2624
(Name and address of agent for service)
(832) 513- 1040
(Telephone number, including area code, of agent for service)

With Copy to:
David Peterman
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☑	Accelerated Filer ☐	Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities	Amount to	maximum offering	aggregate offering	Amount of
to be registered	be registered(2)	price per share(1)	price	registration fee
Common Shares, par value EUR 0.01 per share	3,000,000	$11.37	$34,110,000	$1,903.34

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices of such security on May 11, 2009 as reported by New York Stock Exchange.

(2)	The amount of Common Shares registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

Explanatory Note:
     This Registration Statement registers additional securities of the same class as other securities for which a registration statement on this Form (Registration No. 333-64442, the “Earlier Registration Statement”) relating to the Chicago Bridge & Iron 2001 Employee Stock Purchase Plan was filed. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

4.1	-	2009 Amendment to Chicago Bridge & Iron 2001 Employee Stock Purchase Plan (incorporated by reference from Annex D to the definitive proxy statement pertaining to the 2009 Annual General Meeting of Chicago Bridge & Iron Company N.V., filed with the Securities and Exchange Commission on March 25, 2009).

4.2	-	Chicago Bridge & Iron 2001 Employee Stock Purchase Plan, as amended (incorporated by reference from Annex E to the definitive proxy statement pertaining to the 2009 Annual General Meeting of Chicago Bridge & Iron Company N.V., filed with the Securities and Exchange Commission on March 25, 2009).

5.1	-	Opinion of Fulbright & Jaworski L.L.P.

23.1	-	Consent of Fulbright & Jaworski L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

23.2	-	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1		Power of Attorney (included with signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on May 12, 2009.

CHICAGO BRIDGE & IRON COMPANY N.V.
By:	/s/ PHILIP K. ASHERMAN
Philip K. Asherman
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Philip K. Asherman and Ronald A. Ballschmiede, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP K. ASHERMAN Philip K. Asherman	President and Chief Executive Officer (Principal Executive Officer) Supervisory Director	May 12, 2009

/s/ RONALD A. BALLSCHMIEDE Ronald A. Ballschmiede	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2009

/s/ WESTLEY S. STOCKTON Westley S. Stockton	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 12, 2009

/s/ GARY L. NEALE Gary L. Neale	Supervisory Director	May 12, 2009

Signature	Title	Date

/s/ MARSHA C. WILLIAMS Marsha C. Williams	Supervisory Director	May 12, 2009

/s/ J. CHARLES JENNETT J. Charles Jennett	Supervisory Director	May 12, 2009

/s/ LARRY D. MCVAY Larry D. McVay	Supervisory Director	May 12, 2009

/s/ MICHAEL L. UNDERWOOD Michael L. Underwood	Supervisory Director	May 12, 2009

/s/ JERRY H. BALLENGEE Jerry H. Ballengee	Supervisory Director and Non- Executive Chairman	May 12, 2009

/s/ L. RICHARD FLURY L. Richard Flury	Supervisory Director	May 12, 2009

/s/ W. CRAIG KISSEL W. Craig Kissel	Supervisory Director	May 12, 2009

INDEX TO EXHIBITS

Exhibit
Number		Description of Exhibits
4.1	-	2009 Amendment to Chicago Bridge & Iron 2001 Employee Stock Purchase Plan (incorporated by reference from Annex D to the definitive proxy statement pertaining to the 2009 Annual General Meeting of Chicago Bridge & Iron Company N.V., filed with the Securities and Exchange Commission on March 25, 2009).

4.2	-	Chicago Bridge & Iron 2001 Employee Stock Purchase Plan (incorporated by reference from Annex E to the definitive proxy statement pertaining to the 2009 Annual General Meeting of Chicago Bridge & Iron Company N.V., filed with the Securities and Exchange Commission on March 25, 2009).

5.1	-	Opinion of Fulbright & Jaworski L.L.P.

23.1	-	Consent of Fulbright & Jaworski L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

23.2	-	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1		Power of Attorney (included with signature page of this Registration Statement).